UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2026, Applied Optoelectronics, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with SRPF D/Kirby Industrial, L.P. (the “Seller”), pursuant to which the Company agreed to acquire from the Seller certain real property and improvements located at 14621 Kirby Drive, Pearland, Texas 77047 and 11555 North Spectrum Boulevard, Pearland, Texas 77047, consisting of approximately 388,133 square feet in the aggregate, together with certain related personal property, intangible personal property, and assignable contract rights relating thereto (collectively, the “Property”). The Company intends to use the Property for office, warehouse, manufacturing, and assembly purposes.

The aggregate purchase price for the Property is $58,428,612.00. The Purchase Agreement requires the Company to deposit $1,168,512.00 with the title company within three business days following execution of the Purchase Agreement. Closing is currently scheduled to occur on April 17, 2026, subject to the Company’s right to accelerate the closing upon prior written notice to the Seller.

The Property includes the applicable land, buildings, improvements, fixtures, and certain other tangible personal property owned by the Seller and located on the Property, as well as certain assignable intangible personal property and contract rights relating to the Property.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions, risk allocation provisions, and termination rights for a transaction of this nature. Among other things, the Company has the right to terminate the Purchase Agreement under certain circumstances, including in connection with specified title matters, certain casualty or condemnation events, and certain failures of closing conditions.

The foregoing description of the Purchase Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Lease Agreement is incorporated by reference into Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase and Sale Agreement, dated April 7, 2026, by and between Applied Optoelectronics, Inc. and SRPF D/Kirby Industrial L.P.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED OPTOELECTRONICS, INC.

By:	/s/ David C. Kuo
David C. Kuo
Senior Vice President and Chief Legal Officer

Date: April 13, 2026

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